UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 2, 2008 (September 28, 2008)

CHINA TRANSINFO TECHNOLOGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34134	87-0616524
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

07 Floor E-Wing Center
No. 113 Zhichunlu, Haidian District
Beijing, China 100086

(Address of Principal Executive Offices)

(86 10) 82671299
Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 28, 2008, the board of directors (the “Board”) of China TransInfo Technology Corp. (the “Company”), in accordance with Article III of the Company’s Bylaws, increased the size of the Board of the Company from five to seven and elected Messrs. Brandon Ho-Ping Lin and Dongyuan Yang as directors (the “New Directors”) of the Company to fill the vacancies created by such increase. The Board has also determined that Mr. Yang is an “independent director” as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. A copy of the press release announcing such appointments are attached to this report as Exhibit 99.1.

On the same day, the Company entered into separate Director Agreements and Indemnification Agreements with each of the New Directors. Under the terms of the Director Agreements, the Company agreed to pay Mr. Lin an annual fee of $18,000 and Mr. Mr. Yang an annual fee of RMB120,000 (approximately $17,500), as compensation for the services to be provided by them as directors of the Company. Under the terms of the Indemnification Agreements, the Company agreed to indemnify each of the New Directors against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by the New Directors in connection with any proceeding if the New Directors acted in good faith and in the best interests of the Company.

The Company also entered into a Stock Option Agreement with Mr. Lin. Under the terms of the Stock Option Agreement, the Company agreed to grant a stock option to Mr. Lin for the purchase of 30,000 shares of common stock of the Company at an exercise price of $6.50. The options will vest in equal installments on a quarterly basis over a three-year period.

The foregoing summary of the material terms and conditions of the Director Agreements, the Indemnification Agreements and the Stock Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Director Agreements, the Indemnification Agreements and the Stock Option Agreement attached to this report as Exhibit 10.1 through 10.5.

Brandon Ho-Ping Lin. Mr. Lin is a partner at SAIF Partners, which is one of the largest and most successful growth venture capital funds focused on China. Prior to joining SAIF Partners in 2001, Mr. Lin was a Vice President in investment banking with Credit Suisse/Donaldson, Lufkin & Jenrette (DLJ) in New York from 1997 to 2001 where he executed mergers & acquisitions, high yield debt and initial public offering transactions for leveraged buy-outs and technology companies. From 1994 to 1997, Mr. Lin worked as an associate with Sullivan & Cromwell LLP. Mr. Lin is also a director of several SAIF Partners’ portfolio companies, which include NVC Lighting Holding Limited, Jiangxi Runtian Beverage LLC, Vienna Hotel Group Limited and Best Elite International Limited. Mr. Lin holds a Bachelor’s degree in Economics from Stanford University and a Juris Doctor degree from Harvard Law School.

Dongyuan Yang. Mr. Yang has over 26 years of experience in the research and application of urban transportation planning, transportation modeling, intellectual transportation systems, and logistic systems planning. Mr. Yang has been the vice chancellor of Tongji University since 2002 and has published over 80 academic articles in domestic and international industry journals. In recent years, Mr. Yang has spearheaded a number of transportation and logistic planning projects, including the highway intellectual information platform for Guangdong province, Zhengzhou's integrated transportation systems planning, Shanghai's World Expo transportation systems planning and Shanghai's comprehensive transportation information center planning. Mr. Yang holds a Ph.D. in Road and Traffic Engineering from Tongji University.

The appointment of the New Directors was made pursuant to a voting agreement (the “Voting Agreement”), dated July 17, 2008, by and among the Company, its two major shareholders, Leguna Verde Investments Limited and Karmen Investment Holdings Limited (the “Major Shareholders”), and another shareholder of the Company, SAIF Partners III L.P. (“SAIF”). Under the Voting Agreement, among other things, the Company agreed to ensure the election of two new directors within a pre-defined period. One of these directors will be designated by SAIF, which individual shall initially be Brandon Ho-Ping Lin, and the other will be a new independent director designated by the Company. In addition, under the Voting Agreement, SAIF and the Major Shareholders agreed, during the term of the Voting Agreement, to vote, or cause to be voted, all shares owned by them, to ensure that the individual designated by SAIF will be elected as a director of the Company. For more information about the Voting Agreement, please refer to the Company’s Current Report on Form 8-K filed on July 18, 2008.

There are no transactions between the Company and any New Director that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit	Description

10.1	China TransInfo Technology Corp. Director Agreement, dated as of September 28, 2008, by and between China TransInfo Technology Corp. and Brandon Ho-Ping Lin.

10.2	China TransInfo Technology Corp. Director Agreement, dated as of September 28, 2008, by and between China TransInfo Technology Corp. and Dongyuan Yang.

10.3	Indemnification Agreement, dated as of September 28, 2008, by and between China TransInfo Technology Corp. and Brandon Ho-Ping Lin.

10.4	Indemnification Agreement, dated as of September 28, 2008, by and between China TransInfo Technology Corp. and Dongyuan Yang.

10.5	China TransInfo Technology Corp. Stock Option Agreement, dated as of September 28, 2008, by and between China TransInfo Technology Corp. and Brandon Ho-Ping Lin.

99.1	Press release, dated September 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China TransInfo Technology Corp.

Date: October 2, 2008

/s/ Shudong Xia
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	China TransInfo Technology Corp. Director Agreement, dated as of September 28, 2008, by and between China TransInfo Technology Corp. and Brandon Ho-Ping Lin.

10.2	China TransInfo Technology Corp. Director Agreement, dated as of September 28, 2008, by and between China TransInfo Technology Corp. and Dongyuan Yang.

10.3	Indemnification Agreement, dated as of September 28, 2008, by and between China TransInfo Technology Corp. and Brandon Ho-Ping Lin.

10.4	Indemnification Agreement, dated as of September 28, 2008, by and between China TransInfo Technology Corp. and Dongyuan Yang.

10.5	China TransInfo Technology Corp. Stock Option Agreement, dated as of September 28, 2008, by and between China TransInfo Technology Corp. and Brandon Ho-Ping Lin.

99.1	Press release, dated September 29, 2008.